2nd AMENDMENT

TO

PARTICIPATION AGREEMENT

WHEREAS, AXA Equitable Life Insurance Company (“Company”), JPMorgan Insurance Trust (the “Trust”), the Trust’s investment advisor, J.P. Morgan Investment Management Inc. (the “Adviser”), and the Trust’s administrator, JPMorgan Funds Management, Inc. (the “Administrator”) have entered into a Participation Agreement dated April 1, 2011 and amended August 20, 2013 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement to replace Schedule B of the Agreement.

NOW THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule B is deleted in its entirety and replaced with Schedule B attached hereto.

Except to the extent modified by this Amendment, the remaining provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the later of the dates indicated below their respective signatures.

AXA EQUITABLE LIFE INSURANCE COMPANY

By:
Name:	Steven M. Joenk
Title:	Managing Director
Date:

(Additional signatures on following page)

JPMORGAN INSURANCE TRUST

By:
Name:	Julie A Roach
Title:	Assistant Treasurer
Date:	4/24/15

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:
Name:	Robert L. Young
Title:	Managing Director
Date:	4/24/15

JPMORGAN FUNDS MANAGEMENT, INC.

By:
Name:	Susan S. Montgomery
Title:	President
Date:	4/24/15

SCHEDULE B

Portfolios of the Trust

JPMorgan Insurance Trust Core Bond Portfolio Class 1

JPMorgan Insurance Trust Core Bond Portfolio Class 2

JPMorgan Insurance Trust U.S. Equity Portfolio Class 1

JPMorgan Insurance Trust U.S. Equity Portfolio Class 2

JPMorgan Insurance Trust Mid Cap Value Portfolio Class 1

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 2

JPMorgan Insurance Trust Small Cap Core Portfolio Class 1

JPMorgan Insurance Trust Small Cap Core Portfolio Class 2

JPMorgan Insurance Trust Income Builder Portfolio Class 1

JPMorgan Insurance Trust Income Builder Portfolio Class 2

JPMorgan Insurance Trust Global Allocation Portfolio Class 1

JPMorgan Insurance Trust Global Allocation Portfolio Class 2